                                                                    EXHIBIT 99.3

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                              SYSTEMS SCIENCE INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT



                  THIS NONSTATUTORY STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of _______________, 199___, by and between Systems Science Inc. and _________________ (the "OPTIONEE").

                  The Company has granted to the Optionee an option to purchase certain shares of Stock, upon the terms and conditions set forth in this Option Agreement (the "OPTION"). The Option shall in all respects be subject to the terms and conditions of the Systems Science Inc. 1998 Stock Option Plan (the "PLAN"), the provisions of which are incorporated herein by reference.

        1. DEFINITIONS AND CONSTRUCTION.

               1.1 DEFINITIONS. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

                      (a) "DATE OF OPTION GRANT" means
_______________,199________.

                      (b) "NUMBER OF OPTION SHARES" means ____________ shares of Stock, as adjusted from time to time pursuant to Section 9.

                      (c) "EXERCISE PRICE" means $_______ per share of Stock, as adjusted from time to time pursuant to Section 9.

                      (d) "INITIAL EXERCISE DATE" means the Initial Vesting
Date.

                      (e) "INITIAL VESTING DATE" means the date occurring one
(1) year after (check one):

                           _____  the Date of Option Grant.

                           _____  ___________, 199____, a date not later than
                                  the Date of Option Grant.

                      (f) "VESTED RATIO" means, on any relevant date, the ratio determined as follows:

                                                                                         Vested Ratio
                             Prior to Initial Vesting Date                                     0

                             On Initial Vesting Date, provided the Optionee's                 1/5
                             Service is continuous from the Date of Option Grant
                             until the Initial Vesting Date

                             Plus

                             For each full year of the Optionee's continuous                  1/5
                             Service from the Initial Vesting Date until the Vested
                             Ratio equals 1/1, an additional


                      (g) "OPTION EXPIRATION DATE" means the date ten (10) years after the Date of Option Grant.

                      (h) "COMPANY" means Systems Science Inc., a California corporation, or any successor corporation thereto.

                      (i) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

                      (j) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                      (k) "SERVICE" means the Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall be deemed to have terminated if the Optionee ceases to render Service to the Participating Company Group in such initial capacity. However, the Optionee's Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Optionee renders Service in such initial capacity, provided that there is no interruption or termination of the Optionee's Service. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.



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

               1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.

        2. TAX CONSEQUENCES. This Option is intended by the Company and the Optionee to be a Nonstatutory Stock Option, and does not qualify for any special tax benefits to the Optionee. The Optionee should consult with the Optionee's own tax advisor regarding the tax effects of this Option.

        3. ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Board, including any duly appointed Committee of the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

        4. EXERCISE OF THE OPTION.

               4.1 RIGHT TO EXERCISE. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares multiplied by the Vested Ratio less the number of shares previously acquired upon exercise of the Option. Notwithstanding the foregoing, the Optionee's initial exercise of the Option shall be in an amount not less than the lesser of one-fifth of the Number of Option Shares or such number of Option Shares the aggregate exercise price for which equals or exceeds five thousand dollars ($5,000.00). In no event shall the Option be exercisable for more shares than the Number of Option Shares.

               4.2 METHOD OF EXERCISE.

                      (a) IF COMPANY IS AN S CORPORATION. If, at the time of the Optionee's proposed exercise of the Option, the Company is an S Corporation within the meaning of Section 1361 of the Code (an "S CORPORATION"), the Option may be exercised only in compliance with the requirements of Section 12 below. The Optionee should contact the Chief Financial Officer of the Company to ascertain whether the Company is an S Corporation.

                      (b) IF COMPANY IS NOT AN S CORPORATION. If, at the time of the Optionee's proposed exercise of the Option, the Company is not an S Corporation, the exercise of an Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set




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forth in Section 6, accompanied by (i) full payment of the aggregate Exercise
Price for the number of shares of Stock being purchased and (ii) an executed copy, if required herein, of the then current form of escrow agreement referenced below. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreements.

               4.3 PAYMENT OF EXERCISE PRICE.

                      (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, or
(iii) by means of a Cashless Exercise, as defined in Section 4.3(c).

                      (b) TENDER OF STOCK. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                      (c) CASHLESS EXERCISE. A "CASHLESS EXERCISE" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.

               4.4 TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested,



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and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

               4.5 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

               4.6 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

               4.7 FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.

        5. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

        6. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a Transfer of Control to the extent provided in Section 8.



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

        7. EFFECT OF TERMINATION OF SERVICE.

               7.1 OPTION EXERCISABILITY.

                      (a) DISABILITY. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                      (b) DEATH. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's legal representative, or other person who acquired the right to exercise the Option by reason of the Optionee's death) at any time prior to the expiration of six (6) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's termination of Service.

                      (c) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within thirty (30) days (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

               7.2 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.

               7.3 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences of any such delayed exercise.



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

               7.4 LEAVE OF ABSENCE. For purposes of Section 7.1, the Optionee's Service with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave of absence in excess of ninety (90) days, the Optionee's Service shall be deemed to terminate on the ninety-first (91st) day of such leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company (or required by law), a leave of absence shall not be treated as Service for purposes of determining the Optionee's Vested Ratio.

        8. TRANSFER OF CONTROL.

               8.1 DEFINITIONS.

                      (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                             (i) the direct or indirect sale or exchange in a
single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                             (ii) a merger or consolidation in which the Company
is a party;

                             (iii) the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                             (iv) a liquidation or dissolution of the Company.

                      (b) A "TRANSFER OF CONTROL", as defined in the Plan, generally means one or more related Ownership Change Events after which the shareholders do not own, directly or indirectly, more than fifty percent (50%) of the outstanding stock of the Company or, in the case of an asset transfer, the transferee corporation(s).

               8.2 EFFECT OF TRANSFER OF CONTROL ON OPTION. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. If the Option is not assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control, the Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent the Option is not exercised. In such event, the Company will give written notice to the holder of the Option of the pending Transfer of Control and the corresponding termination of the Option not less than fifteen (15) days prior to the proposed effective date of such Transfer of Control, and the holder of the Option shall have the right to exercise the Option to the extent then exercisable prior to such effective date. Notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in
Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and



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immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Board otherwise provides in its sole discretion.

        9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option but the sale of additional Shares for fair market value as determined by the Board shall not result in any adjustment of the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

        10. RIGHTS AS A SHAREHOLDER, EMPLOYEE OR CONSULTANT. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's Service as an Employee or Consultant, as the case may be, at any time.

        11. RIGHT OF FIRST REFUSAL.

               11.1 GRANT OF RIGHT OF FIRST REFUSAL. Except as provided in
Section 11.7 below, in the event the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any shares acquired upon exercise of the Option (the "TRANSFER SHARES") to any person or entity, including, without limitation, any shareholder of the Participating Company Group, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 11 (the "RIGHT OF FIRST REFUSAL").



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               11.2 NOTICE OF PROPOSED TRANSFER.

                      (a) WRITTEN NOTICE. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the "TRANSFER NOTICE") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer, including the investment intent of the Proposed Transferee. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. The Optionee may not transfer Transfer Shares to more than one Proposed Transferee in any one transaction. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

                      (b) BONA FIDE GIFT OR INVOLUNTARY TRANSFER. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Optionee disagrees with the valuation determined by the Board, the Optionee may, by giving written notice to the Company within ten (10) days after being informed of the valuation, request that the value of the shares at issue be determined by an independent appraiser. The Company shall select an appraiser to determine the value of such shares within fifteen (15) days after the Company's actual receipt of the Optionee's notice disputing the valuation determined by the Board. Such appraiser shall be subject to the approval of the Optionee, which approval the Optionee shall not unreasonably withhold or delay. The Optionee's approval or refusal to approve the appraiser must be given before the appraiser announces a valuation. The value of such shares, as determined by the appraiser, shall be conclusively binding on all of the parties concerned. The expenses of appraisal shall be borne equally by the Company and the Optionee. Any time required to resolve a valuation dispute shall be added to the time periods in which the Company may exercise its Right of First Refusal.

                      (c) BONA FIDE TRANSFER. If the Company determines that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee's failure to comply with the procedure described in this Section 11, and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 11. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

               11.3 EXERCISE OF RIGHT OF FIRST REFUSAL If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Optionee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of



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

First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

               11.4 FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Optionee otherwise agree) within the period specified in
Section 11.4 above, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer and investment intent as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this Section 11.

               11.5 TRANSFEREES OF TRANSFER SHARES. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interest therein subject to the Right of First Refusal, any underwriter's lockup, the S Corporation restrictions and this Section 11 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this Section 11 are met.

               11.6 TRANSFERS NOT SUBJECT TO RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 11.9 below result in a termination of the Right of First Refusal.



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

               11.7 ASSIGNMENT OF RIGHT OF FIRST REFUSAL The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

               11.8 EARLY TERMINATION OF RIGHT OF FIRST REFUSAL. The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon (a) the occurrence of a Transfer of Control, unless the Acquiring Corporation assumes the Company's rights and obligations under the Option or substitutes a substantially equivalent option for the Acquiring Corporation's stock for the Option, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A "PUBLIC MARKET" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange
Act) or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

        12. S CORPORATION STATUS.

               12.1 EFFECT OF S CORPORATION STATUS ON OPTION. The Optionee acknowledges that the Company has elected to be classified as an S Corporation for federal and state income tax purposes and, following the exercise of the Option with respect to all or any part of the shares of Stock subject to the Option, agrees to provide to the Company, immediately upon the Company's request, such properly signed consents or other documents as, in the opinion of counsel for the Company, may be necessary or useful to maintaining the Company's status as an S Corporation. Except with the written consent of the Company specifically referring to this Section 12, the following provisions set forth in this Section 12 (the "S CORPORATION PROVISIONS") shall apply to the exercise of the Option and the shares of Stock acquired upon exercise of the Option until such time as the Company ceases to qualify as an S Corporation.

               12.2 METHOD OF EXERCISE.

                      (a) ADVANCE NOTICE OF INTENT TO EXERCISE. The Optionee shall give written notice (the "ADVANCE NOTICE") of the Optionee's intent to exercise the Option, which must be received by the Company no later than ten
(10) days prior to the date on which such exercise is proposed to be effective (the "PROPOSED EXERCISE DATE"). The Advance Notice shall be in a form approved by the Company and must state the election to exercise the Option, the Proposed Exercise Date, the number of whole shares of Stock for which the Option is to be exercised, such information as required by the Company to enable the Company to determine whether the proposed exercise of the Option may cause the Company to cease to qualify as an S Corporation, and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The Advance Notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, at least thirty (30) days prior to the termination of the Option (as provided in Section 6). Except as otherwise permitted by the Company, the Optionee's failure to comply with the requirements of this Section 12.2(a) shall extend the Proposed Exercise Date to a date at least thirty (30) days following the Company's receipt of an Advance Notice which complies in full with such requirements. If the Proposed Exercise Date, as extended pursuant to the preceding sentence, would follow the termination of the Option as provided in Section 6, the Option shall terminate at the time provided in Section 6, and the Company shall not be required to make any payment to the Optionee that would otherwise be required pursuant to Section 12.2(b) below. The provisions of this Section 12.2 shall cease to apply as provided in Section 12.7 below, and thereafter the Option may be exercised pursuant to Section 4.2(b) above.

                      (b) GRANT OF OPTION REDEMPTION RIGHT. If, following its receipt of the Optionee's Advance Notice, the Company determines, in its sole discretion, that the Optionee's exercise of the Option may cause the Company to cease to qualify as an S Corporation, the Company shall so notify the Optionee (a "DISQUALIFICATION NOTICE") no later than five (5) days prior to the Proposed Exercise Date. Following receipt of a Disqualification Notice, the Optionee may withdraw the Optionee's Advance Notice. If, following receipt of a Disqualification Notice, the Optionee does not withdraw the Optionee's Advance Notice, the Company shall have the right (the "OPTION REDEMPTION RIGHT") to cancel the Option for the number of shares set forth in the Optionee's Advance Notice in exchange for payment to the Optionee of an amount equal to the excess, if any, of (i) the fair market value, determined as of the Proposed Exercise Date by the Company in good faith, of the number of shares of Stock set forth in the Optionee's Advance Notice over (ii) the aggregate Exercise Price for such shares (the "OPTION REDEMPTION PRICE"). The Optionee hereby agrees that the Company may withhold from the Option Redemption Price, or the Optionee shall otherwise make adequate provision for, the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise in connection with the payment of the Option Redemption Price. If the Company exercises its Option Redemption Right, the Company shall cancel the Option, effective as of the Proposed Exercise Date, for the number of shares of Stock set forth in the Optionee's Advance Notice and shall pay the Option Redemption Price (reduced by any applicable withholding tax) to the Optionee in cash within thirty (30) days following the Proposed Exercise Date. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

                      (c) FAILURE TO EXERCISE OPTION REDEMPTION RIGHT. If, following receipt of the Optionee's Advance Notice, the Company does not give the Optionee a Disqualification Notice or otherwise does not exercise the Option Redemption Right, the Optionee may exercise the Option effective as of the Proposed Exercise Date by delivering to the Company on or before the Proposed Exercise Date (but in any event no later than the termination of the Option as provided in Section 6) (i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased, as set forth in the Optionee's Advance Notice, and (ii) an executed copy, if required herein, of the then current form of escrow agreement referenced in this Option Agreement. If the Optionee fails to deliver full payment of the aggregate Exercise Price for the number of shares of Stock being purchased on or before the Proposed Exercise Date, the Optionee may only exercise the Option by again complying with the requirements of Section 12.2(a).

               12.3 RESTRICTION ON TRANSFER. No transfer of any shares acquired by the Optionee pursuant to the Option, whether voluntary or involuntary, shall be effective unless the Optionee's shares are transferred to a transferee who is a permitted shareholder of an S Corporation with a bona fide investment intent (a "PERMITTED TRANSFEREE").

               12.4 RESTRICTION ON OTHER ACTION. The Optionee shall not take any action or fail to take any action which shall result in the Company being unable to maintain the Company's status as an S Corporation. This provision shall require, without limitation, that the Optionee notify the Company prior to the Optionee ceasing to qualify as an eligible shareholder of an S Corporation.

               12.5 TRANSFER BY TRUST. If any transfer by the Optionee is by operation of law or by right of succession under a revocable trust, the transferees shall be obligated to make such transfers as shall reasonably be necessary, in the opinion of counsel for the Company, to avoid termination of the Company's status as an S Corporation.

               12.6 OTHER RESTRICTIONS. The provisions of this Section 12 are in addition to the provisions of Sections 11 hereof. By way of example and not limitation, a transfer by divorce or otherwise to a Permitted Transferee pursuant to this Section 12 shall be subject to the Right of First Refusal set forth in Section 11 hereof.

               12.7 TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section 12 shall terminate upon the occurrence of the first of any of the following events: (i) the written agreement of the Company and the Optionee terminating such restrictions, (ii) the bankruptcy, receivership or complete dissolution of the Company, (iii) the existence of a public market, as defined in Section 11.9, for the class of shares subject to the S Corporation Provisions, or (iv) a revocation of the Company's S Corporation status pursuant to Section 1362(d) of the Code.

        13. ESCROW.

               13.1 ESTABLISHMENT OF ESCROW. To ensure that the S Corporation Provisions will be followed, the Company may require the Optionee to deposit the certificate evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of shares of Stock acquired upon exercise of the Option that remain, following such Ownership Change Event or change described in
Section 9, subject to the Right of First Refusal, shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event. The Company shall bear the expenses of the escrow.

               13.2 DELIVERY OF SHARES TO OPTIONEE. As soon as practicable after the expiration of the S Corporation Provisions, the escrow agent shall deliver to the Optionee the shares and any other property no longer subject to such restrictions.

               13.3 NOTICES AND PAYMENTS. In the event the shares and any other property held in escrow are subject to the Company's exercise of the Right of First Refusal, the notices required to be given to the Optionee shall be given to the escrow agent, and any payment required to be given to the Optionee shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

        14. STOCK DISTRIBUTIONS SUBJECT TO OPTION AGREEMENT. If, from time to time, there is any stock dividend, stock split or other change, as described in
Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Right of First Refusal, and the S Corporation Provisions with the same force and effect as the shares subject to the Right of First Refusal and the S Corporation Provisions immediately before such event.

        15. WITHHOLDING UPON EXERCISE OF OPTION. Optionee understands that, upon exercise of the Option, the Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company will be required to withhold tax with respect to such exercise as set forth in Section 4.4 hereof.

        16. LEGENDS. The Company may at any time place legends referencing the Right of First Refusal and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

               16.1 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

               16.2 Any legend required to be placed thereon by the Commissioner of Corporations of the State of California.

               16.3 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

        17. PUBLIC OFFERING. The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The foregoing limitation shall remain in effect for the two (2) year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to have any force or effect. The Optionee shall be subject to this Section provided and only if the officers and directors of the Company are also subject to similar arrangements.

        18. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

        19. TERMINATION OR AMENDMENT. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section
8.2 in connection with a Transfer of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

        20. INTEGRATED AGREEMENT. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

        21. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                       SYSTEMS SCIENCE INC.


                                       By: ____________________________________

                                       Title:__________________________________


                  The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Right of First Refusal set forth in Section 11, and the S Corporation Provisions set forth in
Section 13, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

                                       OPTIONEE


Date: ____________________________     ________________________________________

                                CONSENT OF SPOUSE



                  The undersigned, being the spouse of the above-named Optionee, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Option Agreement. The undersigned is aware that Section 11 provides a right of first refusal in favor of the Company upon certain changes in record ownership of shares acquired upon exercise of the Option (the "SHARES"), including, without limitation, any change pursuant to a decree of divorce or marital separation, and that the provisions of Section 13 set forth certain restrictions necessary or useful in maintaining the Company's status as an S Corporation.

                  I hereby agree that my interest, if any, in the Shares will be irrevocably bound by the Option Agreement and further understand and agree that any community property interest I may have in the Shares will be similarly bound by the Option Agreement.

                  I am aware that the legal, financial and related matters contained in the Option Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Option Agreement carefully that I waive such right.



Dated: ___________________________     ________________________________________